Exhibit 23.1

Board of Directors
VMH VideoMovieHouse.com Inc.
Vancouver, B.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this registration statement of VMH VideoMovieHouse.com Inc. on Form S-8 of our report dated September 2, 2004, relating to the financial statements of VMH VideoMovieHouse.com Inc. as of June 30, 2004, which report appears in the annual report on Form 10-KSB of VMH VideoMovieHouse.com Inc .

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington
August 3, 2005

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center * 601 W. Riverside, Suite 1940 * Spokane, WA 99201
Phone (509) 838-5111 * Fax (509) 838-5114 * www.willams-webster.com